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                                                                  EXHIBIT 10.21


                            MASTER SERVICES AGREEMENT
                                     between
                             GENERAL ELECTRIC- ARTS


        This Master Services Agreement (the "Agreement") is between ARTS Corporation with its principal place of business at 2229 112th Avenue NE, Bellevue, WA 98004 ("ARIS") and General Electric Company with its principal place of business at 3135 Easton Turnpike, Fairfield, Connecticut 06431 ("GE" as further defined herein). The provisions of this Agreement shall apply to Services provided to GE, globally, under this Agreement. When completed and executed by both parties, a Statement of Work ("SOW") shall evidence the Services to be provided and GE's payment obligation for same.

1)      DEFINITIONS

        a) "Deliverables" shall mean the software, documentation, reports, programs, work product or other deliverable items specifically identified in a SOW and delivered to GE.

        b) "GE" shall mean all General Electric subsidiaries, affiliates, and joint-venture partners worldwide under the common control of GE where GE has at least a 30% equity interest, provided, however, that the term "GE" shall not include any entity that GE invests in if GE does not exercise management and control over the operations of such entity.

        c) "GE Business" shall mean an individual operating business or division of GE, which operating divisions at the time of this Agreement include, but are not limited to: Aircraft Engines, Appliances, Aviation Services, Capital Services, Capital Corporate, Commercial Equipment Financing, Commercial Finance, Employers Reinsurance Corporation (ERC), Financial Assurance, GE Equity, GE Information Services "GEIS", GE GlobaleXchange Services "GeX", Global Consumer Finance, Industrial Systems, Lighting, Medical Systems, Mortgage Insurance Corporation, NBC, Plastics, Power Systems, Real Estate, Structured Finance Group, Supply, Transportation Systems, Vendor Financial Services and GE Corporate (which includes GE Corporate Research & Development, and all other Corporate and support components which components provide, among other things, international trade support, market development, licensing and investments for various GE businesses).

        d) "Services" shall mean work performed including the Deliverables by ARIS for GE agreed to by the parties pursuant to an SOW under this Agreement.

        e) "Statement of Work (SOW)" shall mean any mutually agreed upon form, an example of which is attached herewith as Exhibit B, specifying particular Services, applicable fees (including whether such fees shall be on a time & materials ("T&M"), time & materials not-to-exceed ("T&M NTE") or on a fixed price ("FP") basis), scope of work, project milestones and dates, specific project performance and acceptance criteria, as well as any other project-specific requirements. Each SOW shall be governed by the terms of this Agreement and shall reference the Effective Date specified below.

        f) "Third Party Content" shall mean any commercial off-the-shelf software, and other intellectual property content owned by third parties whether or not such property is fixed in a tangible medium including, but not limited to content elements such as text,



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                databases, musical works, sound recordings, images, audiovisual works, noncommercial software, other digital media audio, visual, graphical or other content elements, and content authoring platforms for such elements, either: 1) specifically identified in an SOW; or 2) utilized in the course of performance of Services under an SOW by ARTS, and owned by a company or individual other than ARIS or GE.

2)      SCOPE OF THE AGREEMENT

        This Agreement governs the provisions of Services by ARTS to GE and shall apply to GE wherever situated. This Agreement may be used by GE and its officers and employees engaged in work on behalf of GE, whether on or off GE premises, worldwide.

3)      RESOURCE AND RESOURCE CHANGES

        a) GE, prior to the commencement of any SOW, may request from ARIS resumes and/or skill sets or other relevant information (via telephone interview, teleconferences, etc.).

        b) GE, in its reasonable discretion, may request that ARTS remove a particular consultant who is providing Services under this Agreement if GE reasonably believes that such consultant is not providing Services as warranted and ARTS, after notice, has been unable to quickly resolve performance issues relative to such consultant. ARTS shall pay the costs of familiarizing the replacement consultant with the project and take such other appropriate steps to ensure that GE does not incur additional project costs or missed project deadlines in accordance with an SOW. GE may request to interview and approve any replacement consultant prior to such consultant's commencement of Services for GE. GE's approval shall not be unreasonably withheld.

        c) GE may at any time, in writing, make reasonable changes in the scope of work described in a SOW. If any such changes cause an increase or decrease in the cost of, or the time required for the performance of any work under a SOW, an equitable adjustment shall be made in ARISs fee or the delivery schedule, or both. Any claim by ARTS for such an adjustment must be asserted within thirty (30) days from the date of receipt by ARTS of the notification of change, and must be approved by GE in a duly executed written amendment ("CHANGE ORDER").

4)      INFRINGEMENT

        Each PARTY ("PROVIDER") will defend and indemnify the other party ("RECIPIENT") against a claim that any information, design, specification, instruction, software, data, or material furnished by the Provider including but not limited to Deliverables, ARIS Property, GE Property as defined herein ("Material") and used by the Recipient in connection with either the provision or the receipt of the Services infringes a copyright or patent provided that: (a) the Recipient notifies the Provider in writing within thirty (30) days of the claim;
        (b) the Provider has sole control of the defense and all related settlement negotiations; and (c) the Recipient provides the Provider with the assistance, information, and authority reasonably necessary to perform the above; reasonable out-of-pocket expenses incurred by the Recipient in providing such assistance will be reimbursed by the Provider.

        The Provider shall have no liability for any claim of infringement resulting from:



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        (a)     the Recipient's use of a superseded or altered release of some or all of the Material if infringement would have been avoided by the use of a subsequent unaltered release of the Material which is provided to the Recipient and for which the Recipient was provided notice in accordance with Section 21.; or

        (b) any information, design, specification, instruction, software, data, or material not furnished by the Provider.

In the event that some or all of the Material is held or is believed by the Provider to infringe, the Provider shall have the option, at its expense, (a) to modify the Material to be noninfringing; (b) to obtain for the Recipient a license to continue using the Material; or (c) to require return of the infringing Material and all rights thereto from the Recipient. If ARTS is the Provider and such return materially affects ARIS's ability to meet its obligations under this Agreement and applicable SOW, then GE may, at its option and upon thirty days' prior written notice to ARTS, terminate the applicable SOW and shall be entitled to recover the fees paid by GE for that portion of the Material and for those Services provided to develop the Material which GE cannot reasonably use as a consequence of ARIS's provision of infringing Material and any costs incurred as a result of seeking an alternative service provider. If GE is the Provider and such return materially affects ARIS's ability to meet its obligations under this Agreement and applicable SOW, then ARTS may, at its option and upon thirty (30) days' prior written notice to GE, terminate the applicable SOW and GE shall pay ARTS for the Services rendered through the date of termination on a T&M or percent of completion basis as applicable under the SOW.

5)      WARRANTIES

        a) ARTS represents and warrants that it is the sole owner of, or has obtained appropriate license, use and/or transfer rights from the rightful owner of all elements including Third Party Content incorporated into all Services and Deliverables prepared by ARIS for GE pursuant to this Agreement and any SOW and/or Change Order.

        b) b.) ARIS further represents and warrants that such rights have been obtained (or will be obtained, as appropriate) for all elements incorporated into all Services and Deliverables under all applicable laws for such enforceable legal and intellectual property rights including, but not limited to copyrights, patent rights, trademark rights, trade secret rights, privacy rights and publicity rights-whether such elements are text, databases, musical works, sound recordings, images, audiovisual works, software or other digital audio, visual, graphical or other content elements. In each case SUCH RIGHTS TO ALL ELEMENTS AND THIRD PARTY CONTENT WILL BE OBTAINED BY ARTS FOR GE FOR THE KNOWN, ANTICIPATED, AND REASONABLY FORESEEABLE USE BY GE CONTEMPLATED BY ANY SOW AND/OR CHANGE ORDER PURSUANT TO THIS AGREEMENT. ARTS, and not GE, shall be responsible for any costs, license fees, royalties, or other charges ("Hidden Fees") not identified to GE and accepted by GE in writing during the course of performance of Services pursuant to this Agreement and any SOW and/or Change Order, even if GE discovered or should have discovered such Hidden Fees before, during or after performance of such Services.

        c) ARTS warrants that its Services hereunder will be performed by qualified individuals in a professional and workmanlike manner conforming to the generally accepted industry



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                standards and practices, and that the Deliverables will
                substantially conform to any specific specifications set forth in the applicable SOW for those Deliverables.

        d)      In order to make a valid breach of warranty claim under this
                Section 5.0 and to receive warranty remedies, GE shall report a deficiency in the Services and/or Deliverables to ARTS in writing within ninety (90) days of performance of T&M Services or, in the case of T&M NTE or FP Services, within ninety (90) days of acceptance of the Deliverables. However, where GE could not have known of such deficiency within the respective aforementioned specified periods, ARTS, GE will have a ninety
                (90) day warranty period from the date of actual knowledge of the deficiency, provided that in no event shall a valid warranty claim be made more than three hundred sixty (360)days from the date of delivery or acceptance, as applicable, of the Deliverables. For any breach of the above warranties, GE's exclusive remedy, and ARIS's entire liability, shall be the timely reperformance of the Services. If ARTS is unable to re-perform the Services as warranted, GE shall be entitled to recover the fees paid to ARTS under the applicable SOW for the deficient Services.

6)      YEAR 2000 COMPLIANCE WARRANTY

        a. In addition to any other warranties and representations provided by Licensor to Licensee, whether pursuant to this Agreement, by law, equity, or otherwise, Licensor represents and warrants that
                (a) all Products and Services, without limitation, provided by Licensor or their agents or assignees hereunder, shall be Year 2000 Compliant at the time of delivery and at all times thereafter and in all subsequent updates or revisions of any kind, and (b) Licensor's supply of the Products and Services to Licensee shall not be interrupted, delayed, decreased, or otherwise affected by dates prior to, on, after or spanning January 1, 2000.

        b.      For purposes of this Agreement, "Year 2000 Compliant" means that
                (i) the Products/Services accurately process, calculate, provide and/or receive date data (including without limitation calculating, comparing, and sequencing), within, from, into, and between centuries (including without limitation the twentieth and twenty-first centuries), including leap year calculations;
                (ii) neither the performance, functionality nor the supply to Licensee of the Products and Services will be affected by dates prior to, on, after, or spanning January 1, 2000; (iii) date data of any kind will not cause any error, interruption, or decreased performance in the operation of such Product and Service; and (iv) where any date element is represented without a century, the correct century will be determined in an unambiguous manner for all manipulations involving that element.



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        c.      If at any time the Products or Services are found, by Licensee or any other of Licensor's customers, not to be Year 2000 Compliant, then, in addition to any other obligation of Licensor under the law, pursuant to this Agreement, at equity, or otherwise, at no additional charge to Licensee, Licensor shall, by no later than thirty (30) days after receipt of a repeatable and verifiable report of noncompliance repair or replace the non-conforming Product or Service.

        d. Any statute of limitations that might be applicable to Licensor's Year 2000 Compliant warranty and representation shall not accrue or begin to run until the later of January 1, 2000 or the time when such statute of limitations would otherwise accrue or begin to run, and, with respect to any claim based on any failure of the Software/Support to be Year 2000 Compliant, Licensor shall not assert any defense based on or alleging the passage of time from the Effective Date of this Agreement to January 1, 2000.

        e. Licensor is not responsible for, and accepts no liability for, Year 2000-related interruptions caused by GE or Third Party Content, hardware, databases, data or back-end systems integrated with or that are used in connection with the Software that are not Year 2000 compliant.

7)      LIMITATION OF LIABILITY

        IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ARIS'S AND GE'S LIABILITY FOR DAMAGES HEREUNDER SHALL NOT EXCEED THE AMOUNT OF FEES PAID AND PAYABLE BY GE UNDER AN APPLICABLE SOW FOR THE RELEVANT SERVICES.

        IN NO EVENT SHALL THE FOREGOING LIMITATION LIMIT EITHER PARTY'S LIABILITY TO THE OTHER PARTY FOR DIRECT DAMAGES RESULTING FROM THE
        FOLLOWING: (I) ANY VIOLATION BY ONE PARTY OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, OR (II) EITHER PARTY'S DISCLOSURE OF THE OTHER PARTY'S CONFIDENTIAL INFORMATION, OR (III) BREACH OF THE YEAR 2000 COMPLIANCE WARRANTY, OR (IV) PERSONAL INJURY, OR (V) TANGIBLE PROPERTY DAMAGE, OR (VI) PROVIDER'S INDEMNITY OBLIGATION UNDER INFRINGEMENT.

8)      INSURANCE

        During the performance of Services under this Agreement, ARTS shall provide and maintain minimum insurance coverage as follows, and upon GE's request shall provide GE with a certificate of insurance completed by its insurance carrier certifying that minimum insurance coverages as required below are in effect:

        (a) Worker's Compensation and employees liability, per statutory requirements;



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        (b)     Comprehensive General Liability insurance including contractual liability coverage with the following limits in equivalent units of the local currency:


            Bodily Injury:               Each Person               $3,000,000 USD

                                         Each Occurrence           $4,000,000 USD

            Property Damage:             Each Accident             $3,000,000 USD

            Aggregate                                              $4,000,000 USD


        Such minimum insurance levels are not intended to limit, or imply any limitation of liability of ARTS to the coverage levels identified above and ARTS expressly acknowledges and agrees that it will apply the protection of a general program of selfinsurance or risk assumption beyond the minimum levels set forth above.

9)      TERM AND TERMINATION

        This Agreement shall commence on its Effective Date and shall remain in effect for a period of two years.

        GE may terminate this Agreement if ARIS is in material breach of this Agreement after having failed to perform ("Failure to Perform" shall mean on one or more occasions) to materially perform the Services defined in one or more SOWs in a manner required by this Agreement or a SOW; provided that GE has given ARIS written notice upon the occurrence of any such failure, which notice shall specify each such failure, and provided further that ARTS has not cured any such failure within thirty
        (30) days of each notice. GE may also terminate this Agreement if ARTS is in material breach for any other reason and has not cured the breach within thirty (30) days' written notice specifying the breach.

        Either party may terminate a specific SOW as to a particular major Business Unit if the other party is in material breach of the SOW and has not cured the breach within thirty (30) days' written notice specifying the breach. Except for any material breach by ARIS for Failure to Perform, consent to extend the cure period shall not be unreasonably withheld by either party, so long as the breaching party has commenced cure during the thirty-day notice period and pursues cure of the breach in good faith.

        Termination of this Agreement shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall termination relieve GE of its obligation to pay all charges that have accrued prior to such termination. Any provisions which by their terms contemplate survival will survive any termination of this Agreement. After termination and upon request by one PARTY, THE OTHER PARTY shall RETURN TO THE REQUESTING PARTY ALL ARTS OR GE PROPERTY (AS THE case may be), Confidential Information, Materials and all other data, records, or other materials of the requesting party.

10)     RIGHTS TO DELIVERABLES



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        a)      GE PROPERTY. GE may provide to ARTS for incorporation into or use with the Deliverables, GE Property owned or licensed by GE. "GE Property" shall mean all GE intellectual property prepared by GE, or for GE by a third party and which is identified in the applicable SOW and provided to ARIS by GE for use hereunder. GE retains all ownership rights in and to GE Property at all times.

        b) ARTS PROPERTY. ARTS may incorporate into Deliverables, and/or provide to GE for use with Deliverables, ARTS Property owned or licensed by ARTS. "ARTS Property" shall mean all preexisting ARTS intellectual property which is provided to GE by ARIS for use in or with Deliverables hereunder. ARTS hereby grants to GE a nonexclusive, worldwide, royalty-free right and license to use, execute, reproduce, display, perform, modify and create derivative works thereof, solely and exclusively for GE internal use with and as part of Deliverables. ARIS retains all ownership rights in and to ARTS Property at all times; provided, however, that such grant shall only be effective to the extent GE has paid in full all outstanding invoices related to the ARTS Property in question; provided, further, that nothing in this paragraph shall interfere with the ability of ARTS to charge GE its usual and customary fees for rights to use software sold by ARTS Software (e.g., Noetix Views).

        c) NEWLY-DEVELOPED MATERIALS. Each party's rights in and to material prepared by ARIS for GE during the term of and in the performance of Services under SOW(s) issued hereunder shall be as follows:

                        TYPE I MATERIALS - TYPE I Materials developed, authored or prepared for GE, including but not limited to all documents, documentation, designs, computer programs, computer systems, data compilations, and other tangible materials by ARTS, shall be considered works made for hire, are the sole and exclusive property of GE, and shall include all newly developed materials including, but not limited to, the Deliverables (but excluding ARIS Property, Type II Materials, Inventions of ARTS, and Third Party Content as these terms are defined herein).

                        In the event that the Deliverables, Type 1 Materials and any other newly developed materials do not fall within the specifically enumerated works that constitute works made for hire under the United States Copyright laws, ARTS hereby agrees to assign and, upon its authorship or creation, expressly assigns all copyrights, proprietary rights, trade secrets and other right, title and interest in and to such Deliverables, Type 1 Materials and other newly-developed materials to GE. ARIS agrees that such assignment shall be automatic under this Agreement.

                        ARIS further agrees that in conjunction with such aforementioned assignment that it will on a timely basis sufficiently identify to GE the specific design, elements, distinguishing characteristics, structure, sequence, operation, method, and specifications of Deliverables, Type 1 Materials, and any other newly-developed material(s) and will render all required assistance to protect GE's aforementioned rights in such Deliverables, Type 1 Materials, and any other newly-developed materials.

                        Classification of a Type I Material shall be mutually determined prior to the commencement of any Services by ARTS, and shall be specifically set forth in a



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                        SOW. Failure to designate a particular Deliverable as a
                        Type I Material or a Type II Material in a SOW shall mean that the Deliverable is owned by GE, unless ARIS can demonstrate that it had separately, and not as a result of any GE disclosure to ARIS or SOW pursuant to this Agreement, specific plans to or had already commenced developing similar materials.

                        In the event that ARIS can demonstrate that such independent specific plans, ARTS may decline to enter into any SOW for a Deliverable which GE desires to claim as a Type I Material. Upon creation of any such Type I Materials, ARIS automatically assigns and agrees to assign without further consideration, the copyright and all other rights, except rights to Inventions and/or patents as more specifically addressed in Section 10.d. below, in and to all such Type I Materials. Type I Materials shall be those GE-unique (i.e., specific items that express or embody GE Property or GE's proprietary processes, techniques and/or information). Upon written agreement by GE, at GE's sole and exclusive discretion, and for such consideration as GE and ARIS may agree to in writing, ARTS may request to acquire the nonexclusive right to use and distribute Type I Materials. Notwithstanding the foregoing, GE acknowledges that its ownership of Type I Materials will not preclude ARTS from utilizing in other projects any general ideas, concepts, techniques, or generic tools or software components learned by ARTS in connection with the performance of Services for GE, provided that the foregoing are not specific and unique to GE and provided further that ARIS promptly discloses to GE all methods, processes and know-how developed under an SOW which constitutes Type I Materials.

                        TYPE II MATERIALS - Notwithstanding, ARIS retains title, including ownership of copyright, to materials: i) identified in an SOW as Type II Materials, and/or ii) any ARTS high-level macro language or CASE generated subroutines, scripts, objects (such as EJB components) or other tools, utilities or components which are not specific and unique to GE (excluding any GE Confidential Information). GE's license to Type II Materials is as set forth in Section 10 (b) above.

        (d) INVENTIONS. The term "INVENTION" shall mean any idea, concept, know-how or technique that either party first conceives or reduces to practice while in performance of Services during the term of an SOW, whether or not eligible for patent protection. Notwithstanding anything to the contrary herein, Inventions will be treated as follows:

                1) if made by GE personnel, it shall be GE's property.

                2) if made by ARTS personnel, it shall be ARIS's property. ARTS grants GE a nonexclusive, irrevocable, worldwide and paid up license under such Invention, patent application and all patents issued thereon in order for GE to utilize the Deliverable(s) as set forth herein. GE shall have the right to grant licenses within the scope of the foregoing license in order for third parties to use the Deliverable, or assign its rights therein without the consent of ARIS; and

                3) if made by the personnel of both parties, it and all patent applications filed therefor and all patents issuing thereon shall be jointly owned by the parties without accounting. Each party shall have the right to grant licenses to third parties or assign its rights therein without the consent of the other.



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        Nothing contained in this Agreement shall be deemed to grant any license under any patent or patent applications arising out of any other inventions of either party.

11)     NONDISCLOSURE

        By virtue of this Agreement, the parties may have access to information that is confidential to one another ("CONFIDENTIAL INFORMATION"). Confidential Information shall include but not be limited to GE Property, ARIS Property, the Deliverables, and all information that would reasonably be considered confidential, including but not limited to GE's employees, organization, activities, policies, or software developed for GE, or Third Party Content licensed by GE, GE product proprietary information or technical data, and any written reports, findings, conclusions, recommendations, or reporting data and analysis prepared by ARTS and provided to GE under this Agreement.

        Each party recognizes and acknowledges the confidential and proprietary nature of any Confidential Information and acknowledges the irreparable harm that could result to the other party if it is disclosed to a third party, or used for unauthorized purposes, without other party's prior written consent. Each party agrees to use any Confidential Information only for the purposes of conducting business with the other party in a manner contemplated by this Agreement, acknowledges the other party's intent to make such disclosures only in conjunction with such services objectives, and agrees that it will not provide the other party Confidential Information except as required to perform any Services.

        A party's Confidential Information shall not include information that
        (a) is or becomes a part of the public domain through no act or omission of the other party; or (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party.

        The parties agree, both while the Services are being performed under the applicable SOW and for a period of three years after the earlier of cessation of Services under or termination of the applicable SOW, to hold each other's Confidential Information in confidence. The parties agree not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to use the same degree of care that it uses to protect its own confidential information of a similar nature and value, but in no event less than a reasonable standard of care, to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the provisions of this Agreement. Each party represents that it has, with each of its employees who may have access to any Confidential Information, an appropriate agreement sufficient to enable it to comply with all of the terms of this Section 11.

12)     FEES FOR SERVICES

        Services will be provided either on a T&M basis at rates and applicable discounts in accordance with Exhibit A during the term thereof, on a T&M not-to-exceed basis (in which case, the aforementioned T&M rates shall be utilized up to a project limit), or on a Fixed Price basis, at the fixed price stated in the applicable SOW. All fixed price proposals shall



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        incorporate rates and applicable discounts in accordance with Exhibit A during the term thereof.

        If a dollar limit is stated in the applicable SOW for T&M Services, the limit shall be deemed a best estimate by ARTS using commercially reasonable judgement, and for GE's budgeting and ARIS's resource scheduling purposes. In the event that any T&M best estimate limit is approached during the course of performance of an SOW and the Services appear unlikely to be completed prior to reaching such limit, ARTS will continue to provide the Services on a T&M basis, but only after a Change Order or new SOW for continuation of the Services is signed by the parties.

13)     MINIMUM FIRST-YEAR SERVICE-LEVEL COMMITMENT

        In consideration for the GE-specific discounted rates as specified in Exhibit A of this Agreement, GE agrees to a minimum firstyear service-level commitment of $6,000,000 in fees paid to Aris for consulting services, calculated as commencing with all invoicing pertaining to services on and after the first day of the month coinciding with the Effective Date of the agreement, but in no event commencing later than April 1, 2000.

        Should GE terminate services of Aris within the first twelve months of this agreement, except as stipulated in Section Nine (9) of this agreement "TERM AND TERMINATION", and/or not provide demand for services within the first twelve months that satisfies the $6,000,000 firstyear minimum commitment, GE agrees to pay Aris the difference between the total of amount paid for services and the $6,000,000 minimum; provided, however, that if any such services are in process at the close of the minimum first-year service-level commitment term, the first year term for the purposes of determining the attainment of the minimum commitment shall be automatically extended for an additional three (3) month period, after which additional period the determination shall be made as to whether the $6,000,000 firstyear minimum commitment has been satisfied.

14)     INVOICING AND PAYMENT

        ARTS shall invoice GE monthly, unless otherwise expressly specified in the applicable SOW. Charges shall be payable within forty five (45) days of receipt of a correct invoice. Note: the signed statement of work should be sufficient as a promise to pay.

15)     INCIDENTAL EXPENSES

        Upon prior written agreement of the parties, appropriate travel, administrative, and out-of-pocket expenses incurred by ARTS in connection with the Services performed shall be invoiced and reimbursed by GE to ARTS. ARTS acknowledges that, when approved by GE, any such incidental expenses incurred by ARIS for which ARIS will be reimbursed by GE shall be in accordance with GE's general policies for such expenses. A copy of such policies are attached herewith as Exhibit C.

16)     LICENSE FEES FOR THIRD PARTY CONTENT

        In each SOW, GE shall set forth all GE standard software and hardware platforms that may be relevant to the preparation and/or deployment of the Deliverable, including all Third Party

        Content licenses relating thereto. ARTS shall work with GE to ensure that, whenever possible, such standard software and platforms will be utilized. Notwithstanding the foregoing, ARIS may also utilize other Third Party Content in Deliverables provided that the following requirements are met:

        (a) Third Party Content for which the anticipated initial license fees will be ten thousand dollars ($10,000) or more in the aggregate for a particular SOW:

                - GE, upon notification by ARTS, shall verify to the extent commercially practicable, that GE has an existing license to such Third Party Content, or that GE will acquire such license.

                - If GE does not already have an existing license to such Third Party Content, or does not intend to acquire such license itself, then ARTS shall acquire such license and the terms of the license and any maintenance, support, and/or royalty provisions thereto shall be first approved in writing by GE prior to any execution of the license by ARIS on GE's behalf. ARTS shall have no responsibility or liability for such fees; or,

        (b) THIRD PARTY CONTENT FOR WHICH THE LICENSE, MAINTENANCE, SUPPORT, AND/OR royalty fees are less than ten thousand dollars ($10,000) in the aggregate for a particular SOW:

                - GE shall be responsible for Third Party Content license, maintenance, support, and/or royalty fees which are less than ten thousand dollars ($10,000) in the aggregate only when ARTS has acquired such Third Party Content for specifically GE, or where ARIS will incur incremental cost (e.g. license fees, royalties, etc.) as a result of utilizing such Third Party Content under an SOW.

17)     TAXES

        The charges do not include taxes. If ARTS is required to pay any federal, state, country or local taxes based on the Services provided under this Agreement, the taxes shall be billed to and paid by GE; this shall not apply to taxes based on ARIS's income.

18)     COMPLIANCE WITH GE's POLICIES

        a) Safety Policies. ARIS agrees to use reasonable efforts to cause any consultant who provides Services under this Agreement to comply when on GE's premises with GE's reasonable standard safety policies that GE communicates to such consultant, to the extent that such policies are applicable to the site where such consultant is providing Services.

        b) Drug Abuse Policies. ARTS will advise any consultant who provides Services under this Agreement of GE's policy, exclusively when providing services where drug screening is mandatory pursuant to governmental regulations, to require an initial drug screen prior to the commencement of the assignment and, further, to require a drug screen at any time during the assignment either (i) if GE believes in good faith that the consultant is under the influence of an illegal substance, or
                (ii) as a consequence of an accident caused by or involving the consultant on GE's premises during the performance of this Agreement and likely to have been related to the consultant's use of an illegal substance. Any drug screens shall be performed by GE (or a company hired by GE) at GE's expense.

        c) The Spirit & The Letter. ARTS agrees to use reasonable efforts to cause any consultant who provides Services under this Agreement to comply with GE's Policy Handbook, Integrity: The Spirit & The Letter of Our Commitment and agrees to comply with its Policies 20.2, Equal Employment Opportunity; 20.4, Ethical Business Practices; 20.5, Complying with the Antitrust Laws; and 30.5, Avoiding Conflicts of Interest. A copy of such policies are attached herewith as Exhibit D.

19)     RELATIONSHIP BETWEEN THE PARTIES

        ARTS is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between GE and either ARTS or any employee or agent of ARTS. Each party will be solely responsible for payment of all compensation owed to its employees, as well as federal and state income tax withholding, Social Security taxes, and unemployment insurance applicable to such personnel as employees of the applicable party. Each party shall bear sole responsibility for any health or disability insurance, retirement benefits, or other welfare or pension benefits (if any) to which such party's employees may be entitled. Each party agrees to defend and indemnify the other against any claims that the indemnified party has failed to pay compensation, tax, insurance, or benefits for employees of the indemnifying party; provided that (a) the indemnified party notifies the indemnifying party in writing within thirty (30) days of the claim; (b) the indemnifying party has sole control of the defense and all related settlement negotiations; and (c) the indemnified party provides the indemnifying party with the assistance, information, and authority reasonably necessary to perform the above; reasonable out-of-pocket expenses incurred by the indemnified party in providing such assistance will be reimbursed by the indemnifying party.

        Anything to the contrary in this Agreement notwithstanding, the parties hereby acknowledge and agree that GE shall have no right to control the manner, means, or method by which ARTS performs Services pursuant to this Agreement. Rather, GE shall be entitled only to direct ARTS with respect to the elements of services to be performed by ARTS and the results to be derived by GE, to inform ARTS as to where and when such services shall be performed, and to review and assess the performance of such Services by ARTS for the limited purposes of assuring that such Services have been performed in accordance with this Agreement.

20)     NON-SOLICITATION

        Customer shall not solicit employment from any of ARTS' employees whose work relates to this Agreement, during the term of this Agreement and for a period of six (6) months after termination of this Agreement, without ARTS' prior written consent.

21)     PUBLICITY

        As a material obligation of this Agreement with the exception noted below, and except as otherwise required by law, neither party shall release information with respect to the existence or terms of this Agreement or an amendment or any other document thereto or use the name, logo, trademarks, or any reference either direct or indirect of the other in publicity releases, advertising, case studies, or references. GE does not contemplate providing any such consent and is under no obligation, express or implied, to provide any such consent, and, in the event that any such consent should be granted for a particular communication, GE shall not be under any further obligation to provide consent in any future request.

22)     NONEXCLUSIVITY

        This Agreement is nonexclusive, and GE may contract with other entities to perform services.

23)     NOTICE

        All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the GE Project Manager at the address in the applicable SOW, with a copy to GE Company, Corporate Initiatives Group Manager, Technology, 3135 Easton Turnpike, Fairfield, Connecticut 06431 (if to GE), or to the ARTS Project Manager at the address in the applicable SOW, with a copy to ARIS at 2229 NE 112th Avenue, Bellevue, WA 98004, ATTN: General Counsel (if to ARIS).

24)     WAIVER

        The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

25)     FORCE MAJEURE

        Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any Act of God, or any government or any governmental body, acts of the common enemy, the elements, strikes or labor disputes, or other similar or dissimilar cause beyond the control of such party.

26)     EXPORT ADMINISTRATION

        Each party agrees to comply with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither any software deliverable, if any, nor any direct product thereof is (1) exported, directly or indirectly, in violation of Export Laws or (2) is intended to be used for any purposes prohibited by the Export Laws, including without limitation, nuclear, chemical, or biological weapons proliferation.

27)     ASSIGNMENT

        Neither party may assign any rights or delegate any duties under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding, in the event of an assignment and delegation to a successor in interest to substantially all of ARIS's stock or assets, GE may terminate this Agreement within thirty

        (30) days notice provided that such notice occurs within one hundred days (180) of any such assignment and delegation. This Agreement shall be binding upon the heirs, successors, legal representatives and valid assigns of the parties.

28)     DISPUTE RESOLUTION

        Before either party initiates any legal action against the other arising from this Agreement, the matter in controversy will first be referred to the chief information officers or other appropriate officers of the parties. Such officers shall take all reasonable steps to attempt to resolve the matter within two (2) weeks of the date of referral.

29)     GOVERNING LAW

        The terms of this Agreement will be governed by, construed and enforced in accordance with the laws of the State of New York, excluding its conflict-of-laws rules. The invalidity, in whole or in part, or any provision hereof shall in no way offset, impair or invalidate any other provision of this Agreement.

30)     COMPLIANCE WITH LAWS

        ARIS warrants that its Services hereunder will be performed in strict accordance with all applicable law, regulations, codes and standards of government agencies or authorities having jurisdiction.

31)     PRECEDENCE OF AGREEMENT AND SOWS

        In the event of conflict between the provisions of the Agreement and any SOW pursuant to the Agreement, the Agreement shall control. Notwithstanding, the SOW shall control specifically for timelines and particular performance elements of the Deliverables as contemplated by performance of the Services under the SOW.

32)     ENTIRE AGREEMENT

        This Agreement constitutes the complete agreement between the parties and supersedes all previous agreements or representations, written or oral, with respect to the Services and Deliverables described herein. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party. Where the terms of a purchase order or SOW are in conflict with the terms of this Agreement which existed prior to the purchase order or SOW, the pre-existing terms of the Agreement shall prevail except to the extent that the purchase order or SOW expressly provides that the terms of the Agreement are to be modified.

The Effective Date of this Agreement shall be April 1, 2000.

GENERAL ELECTRIC COMPANY:                      ARIS:

Authorized                                 Authorized

Signature: /s/ [Signature Illegible]       Signature: /s/ [Signature Illegible]
          ---------------------------                -------------------------

Name:   MARK MASTRIANNI                    Name:  PAUL SONG
     --------------------------------           ------------------------------


Title: MGR, TECHNOLOGY                     Title:  PRESIDENT AND CEO
     --------------------------------            -----------------------------

Date:  April 25, 2000                      Date:  April 21, 2000
     --------------------------------            -----------------------------

                                    EXHIBIT A

                                     to the

                            MASTER SERVICES AGREEMENT


The Discount Term for this Agreement shall be two [2] years from the effective date of the Master Services Agreement between GE and ARIS Corporation. During the Discount Term of this Agreement, GE may purchase T&M Services from ARTS at the applicable discount off ARTS's list price T&M Rates, said discount stipulated below as "GE Hourly Rates". This discount was established based on a
* minimum level of service to be delivered by Aris Corporation in support of GE.com. For the discount term of this agreement, should the monthly invoices for services for an SOW (project) or related SOWs (projects) except for those services delivered in support of GE.com, reach an aggregate monthly amount of * per month, or greater, an additional * discount from the GE Hourly Rates specified below shall be applied to the total amount(s) of the invoice(s). Should GE.com exceed the * minimum service level within the term of this Agreement, during the term of the agreement (calculated as commencing with all invoicing pertaining to services on and after the first day of the month coinciding with the Effective Date of the agreement, but in no event commencing later than April 1, 2000) then all invoiced amounts in excess of the * minimum will receive an additional * discount from the GE Hourly Rates as specified below.


                     TABLE 1 -- LIST AND DISCOUNT T&M RATES

                                                                                      List              GE
                                                                                      Hourly           Hourly
    Title                          Service                                            Rates            Rates
    -----                          -------                                           -------           ------
Director                           Strategic/Operation Consulting                    $300.00            $*

PM Technology                      Technical Consulting: Project Architecture        $350.00             *
PM Development                     Technical Consulting: Application Development     $300.00             *
Principal Consultant               Application Development                           $225.00             *
SR Consultant                      Application Development                           $205.00             *
Consultant                         Application Development                           $195.00             *
Developer/Analyst                  Application Development                           $175.00             *
Systems Administrator              Application Development                           $205.00             *

PM Creative Director               Creative Consulting: Project Definition           $300.00             *
Art Director                       Creative Consulting: Application Creative         $225.00             *
Interactive Designer               Application Creative Production                   $195.00             *
SR Interface Engineer              Application Creative Production                   $175.00             *
Interface Engineer                 Application Creative Production                   $150.00             *

PM Business Strategy               Strategic and Operation Consulting                $400.00             *
PM Online Strategic Consulting     Strategic and Operation Consulting Online         $300.00             *
SR Strategic Consultant            Strategic Consulting: Project/Area Specific       $225.00             *
Strategic Consultant               Strategic Consulting: Project/Area Specific       $195.00             *

PM Project Management              Operational Consulting & Project Management       $300.00             *
Principal Project Manager          Project Management                                $225.00             *
SR Project Manager                 Project Management                                $195.00             *
Project Manager                    Project Management                                $175.00             *
Project Coordinator                Project Management                                $150.00             *

Quality Assurance Manager          QA Process                                        $225.00             *
QA Staff                           QA Process                                        $145.00             *

SR Technical Writer                Advance Technical Documentation                   $175.00             *
Technical Writer                   Technical Documentation                           $145.00             *


* Portions of this agreement have been omitted pursuant to an amended request for confidential treatment pursuant to SEC Rule 24b-2, previously filed on July 19, 2001.

                                    EXHIBIT C
                        TO THE MASTER SERVICES AGREEMENT

                          GE TRAVEL and LIVING POLICIES


Travel & Living Guidelines for Corporate Employees

Receipts are required for all corporate card items and for cash items of $15 or more.

Air Travel

Coach class is required for all flights within North America, within Europe, and within Asia-Pacific

(for flights originating in those respective regions).

Coach class is strongly recommended for all flights between North America and Europe and between North America and the northern portion of South America.

For these flights, because of the combination of longer distances and the potential for unusual timing or circumstances, the ultimate decision between coach and business class remains with the traveler. It is expected that the choice of business class will be limited.

Business class is allowed for flights beyond the above "coach zone", e.g., North America to Asia Pacific.

- Officer pre-approval is required for any exception to the above service class guidelines.

- Employees may retain credits from frequent traveler programs. However, travel plans, routing requirements, etc., should not result in additional expense to the Company nor require an increase in travel time during regularly assigned working hours.

- The cost of upgrading an airline ticket to another class is not reimbursable.

- Make your own travel reservations and when possible schedule meetings to allow for travel during offpeak hours.

-       Take the "best buy" air fare recommended by the agent.

-       Book tickets as early as possible.

-       Use teleconferencing and/or videoconferencing to minimize travel costs.

- Minimize number of employees taking same trip, e.g., to trade shows, conferences, etc.

-       Consider non-refundable fare for frequent trips to the same location.

- Consider staying over on Saturday night to obtain lower air fare (Company will reimburse hotel and meal costs if the total cost is lower).


Ground Transportation

-       Use hotel/airport shuttle services when practical.

-       Book smallest rental car practical for traveler's purpose.

- When using your personal vehicle, you will be reimbursed @ $.31 per mile, which covers depreciation, insurance, and gas.

-       For New York airports private limos are not allowable expenses, except:

- When traveling outside normal working hours (very early in the morning or late in the evening) or when there is a safety concern;

- When there are at least two passengers and a private limo would be a lower cost option than other alternatives such as a rental car or scheduled limo service with Red Dot.

-       From Fairfield use Hertz or Red Dot Limo Service.

- Minimize Company costs on rental cars by: declining Collision Damage Waiver in the U.S. (covered under GE contract programs); returning rental cars with a full tank of gas.

LIVING, MEALS & OTHER EXPENSES

- Meals are reimbursable provided you are on Company business away from your normal place of business with an overnight stay.

- On a day trip, meals eaten outside your regularly assigned work hours are reimbursable.


OTHER REIMBURSABLES

- Nominal gifts in lieu of meals and/or lodging at friends' or relatives' residences are reimbursable as long as the cost to GE is lower.

-       Gratuities for bellhop, taxi, meals, etc.

-       Highway tolls and parking fees.

- Laundry and dry cleaning services if the employee is away for five consecutive days.

- Telephone and fax expenses incurred on behalf of the Company, including essential calls to home.

-       Use your Dial Comm Key Card for all long distance phone calls.

-       Review "in lieu of situations with your financial representative.


Expenses Not Reimbursable

The following items are considered to be of a personal nature, and therefore are not normally reimbursable by the Company.

-       Airline club membership fees

- Clothing or toiletries, except if caused by airline delay or overbooking of airplane reservations

- Cost of an employee's family member traveling with the employee, except when the family member's presence serves a business purpose and the costs have Corporate Officer approval

-       Cost of a circuitous or side trip for personal convenience or benefit

-       Fines for traffic violations

- Gifts to employees or their families of flowers, money, merchandise, or services

-       Insurance on personal property; personal travel insurance

- Items for personal use, such as: hairstyling, shoe shine, magazines, newspapers, movies (including in-room movies), shows, and sporting events (unless for entertainment on behalf of the Company) and other similar items

- Loss or theft of personal property (e.g., clothes, jewelry, etc.), cash advance, personal funds, or tickets

- Maintenance or repair of personal property (e.g., home and grounds) while out of town on Company business

- Parking or garage charges at the employee's regularly assigned place of business

- Personal credit card fees or charges incurred as a result of third-party misuse of lost credit cards

-       Traveling expense between home and regularly assigned place of business

                                    EXHIBIT D
                                     TO THE
                            MASTER SERVICES AGREEMENT

                    GE INTEGRITY PROGRAM FOR CONTRACT WORKERS


-------------------------------


                          ----------------------------
                            COMPLIANCE EDUCATION FOR
                              GE SERVICE PROVIDERS
                          ----------------------------

                                   Sharing The

                                   Commitment

                                       to

                                    Integrity

                              Your Responsibilities
                            While On a GE Assignment


        ----------------------------------------------------------
        This document provides an overview of policies for service providers to GE. It is not intended to create any contractual rights, including employment with GE.
        ----------------------------------------------------------

                             COMMITMENT TO INTEGRITY


YOUR RESPONSIBILITIES WHILE ON A GE ASSIGNMENT

- During your assignment at GE, you are required to maintain the same high level of integrity that GE demands of its own employees. The purpose of this document is to inform you of GE's code of conduct and provide you with an overview of the policies and procedures which support that code.

- Please review this document. You will be asked to sign the acknowledgment form which includes an agreement to comply with the policies in this document.

- If you have questions or concerns about any of the policies, contact your primary GE contact, the GE Business Integrity Helpline (see list on page 12), or the GE Ombudsperson's office (page 12).


--------------------------------------------------------------------------------
A SOLID BASE FOR BUSINESS SUCCESS

Integrity is the rock upon which GE builds its business success. GE's quest for competitive excellence begins and ends with its commitment to ethical conduct. As noted by Jack Welch, Chief Executive Officer and Chairman of the Board for
GE: "No matter how hard we compete - here and around the world not one foot must ever step outside the line of absolute integrity."

--------------------------------------------------------------------------------


GE's CODE OF CONDUCT

GE's Code of Conduct states the broad principles supporting its ethical commitment. The Code calls for individuals to:

-       OBEY APPLICABLE LAWS AND REGULATIONS.

-       BE HONEST, FAIR AND TRUSTWORTHY IN ALL GE ACTIVITIES.

-       AVOID ALL CONFLICTS OF INTEREST.

-       EXTEND EQUAL OPPORTUNITY TO THE DIVERSE GE COMMUNITY.

-       STRIVE FOR A SAFE WORKPLACE AND PROTECTED ENVIRONMENT.

-       RECOGNIZE, VALUE AND EXEMPLIFY ETHICAL CONDUCT.

                             COMMITMENT TO INTEGRITY


INTEGRITY: THE 11 GE POLICIES

                                                                                             PAGE
WORKING WITH CUSTOMERS & SUPPLIERS

Includes those policies that guide conduct when buying or selling products, materials, resources, etc.

-     Ethical Business Practices                                                               4
-     Following International Trade Controls                                                   4
-     Supplier Relationships                                                                   5

Government Business

Includes the policy that specifically applies to government contracts and interactions with government officials.

-     Working With Government Agencies                                                         5

FAIR COMPETITION

Focuses on antitrust laws.
-     Complying With Antitrust Laws                                                            6

WHILE IN THE GE ASSIGNMENT

Spells out those policies that affect the work environment and responsibilities to the community.
-     Health, Safety & Environmental Protection                                                7
-     Participation in Hazardous Business                                                      7

PERSONAL INTEGRITY

Addresses those personal, day-to-day activities that have an impact on work integrity.

-     Avoiding Conflicts of Interest                                                           8
-     Financial Controls and Records                                                           8
-     Insider Trading & Stock Tipping                                                          9
-     Equal Employment Opportunity                                                             9

PROPRIETARY AND CONFIDENTIAL INFORMATION                                                       10

HOW TO HANDLE AN INTEGRITY CONCERN                                                             11

THE ACKNOWLEDGMENT                                                                             11

INTEGRITY HELPLINES                                                                            12

                             COMMITMENT TO INTEGRITY


ETHICAL BUSINESS PRACTICES (POLICY 20.4)

-       NEVER OFFER, GIVE, OR ACCEPT BRIBES OR KICKBACKS.

-       USE GOOD JUDGMENT TO AVOID EVEN THE APPEARANCE OF AN IMPROPER PAYMENT.

-       GE HIRES ONLY REPUTABLE FIRMS AND REPRESENTATIVES.

-       NO MORE THAN ORDINARY AND REASONABLE ENTERTAINMENT OR BUSINESS
        COURTESIES.

-       NO CONTRIBUTIONS TO POLITICAL PARTIES OR CANDIDATES ON BEHALF OF GE.


Who Should Be Particularly Aware Of The Policy?

- Individuals who represent the company before customers or the government.

-       Individuals who work with sales reps, agents or represent GE in any way.


--------------------------------------------------------------------------------

FOLLOWING INTERNATIONAL TRADE CONTROLS

- IF THE DUTIES YOU PERFORM FOR GE INVOLVE INTERNATIONAL BUSINESS, LEARN AND FOLLOW THE LAWS THAT GOVERN INTERNATIONAL TRADE.

-       DO NOT PARTICIPATE IN TRANSACTIONS, INCLUDING SERVICES, PROHIBITED BY
        U.S. LAW.


Who Should Be Particularly Aware Of The Policy?

-       Individuals who are involved in international activities.

                             COMMITMENT TO INTEGRITY


SUPPLIER RELATIONSHIPS

-       BE LAWFUL, FAIR AND EFFICIENT IN ALL SUPPLIER RELATIONSHIPS.

-       SAFEGUARD ANY INFORMATION GE HOLDS AS CONFIDENTIAL OR PROPRIETARY.

- RESPECT LICENSING AGREEMENTS AND COPYRIGHT LAWS, INCLUDING THOSE COVERING COMPUTER SOFTWARE.

Who Should Be Particularly Aware Of The Policy?

- All individuals with direct supplier contact.


--------------------------------------------------------------------------------

WORKING WITH U.S. AND NON- U.S. GOVERNMENT AGENCIES

- MAINTAIN THE HIGHEST STANDARDS OF HONESTY IN ALL CONTACTS WITH GOVERNMENT REPRESENTATIVES.

- AVOID EVEN THE APPEARANCE OF IMPROPER CONDUCT IN DEALING WITH GOVERNMENT REPRESENTATIVES.

- WHENEVER THE GOVERNMENT IS THE CUSTOMER, FOLLOW DETAILED LAWS AND PROCEDURES THAT REGULATE EVERY STAGE OF THE WORK.

Even if the government is not the customer, individuals must be truthful and accurate in all communications with government representatives.

Who Should Be Particularly Aware Of The Policy?

- Any individual who comes in contact with government officials or works on government contracts.

-       Any individual who works in a government-regulated industry or business.

                             COMMITMENT TO INTEGRITY


COMPLYING WITH THE ANTITRUST LAWS

- NEVER DISCUSS PRICES, COSTS, PROFIT MARGINS OR OTHER COMPETITIVE TOPICS WITH A REPRESENTATIVE OF A GE COMPETITOR; OR PROPOSE OR MAKE AN AGREEMENT WITH A COMPETITOR RELATING TO ANY ASPECT OF THE COMPETITION, WITHOUT PRIOR APPROVAL OF GE COUNSEL.

- AVOID CREATING THE APPEARANCE OF IMPROPER AGREEMENTS OR UNDERSTANDINGS. KEEP COMMUNICATIONS WITH COMPETITORS TO A MINIMUM. MAKE SURE THERE IS LEGITIMATE BUSINESS REASON FOR ALL SUCH COMMUNICATIONS.

- NEVER PROPOSE OR ENTER INTO ANY AGREEMENTS OR UNDERSTANDINGS WITH GE CUSTOMERS RESTRICTING PRICES OR TERMS FOR RESALE OF GE PRODUCTS.


Who Should Be Particularly Aware Of The Policy?

- All individuals are responsible for complying with the antitrust laws and this policy.

- If your job involves contacts with competitors, setting prices or other terms or conditions of sale, marketing, purchasing, participating in trade associations or standards-setting groups, working on acquisitions, divestitures or joint ventures, you should have a detailed familiarity with the policy and with the GE business component's guidelines relating to antitrust and competitive contacts.

                             COMMITMENT TO INTEGRITY


HEALTH, SAFETY AND ENVIRONMENTAL PROTECTION

- COMPLY WITH ALL APPLICABLE ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS.

-       CREATE AND MAINTAIN A SAFE WORKING ENVIRONMENT.

-       PREVENT WORK-RELATED INJURIES.


Who Should Be Particularly Aware Of The Policy?

-       All individuals.


--------------------------------------------------------------------------------

PARTICIPATION IN HAZARDOUS BUSINESS

- HAZARDOUS BUSINESS IS ONLY ENTERED L CONTINUED IF RISKS CAN BE CONTROLLED AND INTERESTS OF THE PUBLIC AND GE ARE SERVED.

Who Should Be Particularly Aware Of The Policy?

- Those who have any contact with or knowledge of this type of material or process.

                             COMMITMENT TO INTEGRITY


AVOIDING CONFLICTS OF INTEREST

- AVOID ANY ACTIVITIES OR RELATIONSHIPS THAT COULD CONFLICT OR APPEAR TO CONFLICT WITH YOUR WORK ON YOUR GE ASSIGNMENT.

-       DON'T USE GE RESOURCES AS PART OF YOUR OUTSIDE ACTIVITIES.

-       DON'T DISCREDIT GE'S NAME OR REPUTATION.

- IF YOU ARE AN OFFICER OR DIRECTOR WITH A NON-GE BUSINESS AND YOU COULD INFLUENCE GE'S DEALINGS WITH THAT BUSINESS, YOU MUST BRING IT TO GE'S ATTENTION.

- IF A POTENTIAL CONFLICT OF INTEREST INVOLVES YOU, REPORT IT IN WRITING TO YOUR PRIMARY GE CONTACT.


Who Should Be Particularly Aware Of The Policy?

-       All individuals.


--------------------------------------------------------------------------------

FINANCIAL CONTROLS AND RECORDS

- FOLLOW ALL GE ACCOUNTING, REPORTING AND CONTROL PROCEDURES RELATING TO YOUR GE ASSIGNMENT.

- KEEP AND REPORT YOUR TIME RECORDS AND OTHER GE RECORDS IN AN ACCURATE, TIMELY, COMPLETE AND CONFIDENTIAL MANNER.

- PROTECT THE SECURITY OF COMPANY ASSETS AND THE CONFIDENTIALITY OF COMPANY INFORMATION. DO NOT RELEASE GE RECORDS OUTSIDE THE COMPANY UNLESS SPECIFICALLY AUTHORIZED BY GE MANAGEMENT.

- ALLOW COMPANY AUDITORS ACCESS TO RECORDS YOU MAINTAIN WHILE ON YOUR GE ASSIGNMENT.


Who Should Be Particularly Aware Of The Policy?

-       All individuals.

                             COMMITMENT TO INTEGRITY


INSIDER TRADING AND STOCK TIPPING

- NEVER BUY, SELL, OR SUGGEST THAT SOMEONE ELSE BUY OR SELL ANY COMPANY'S STOCK OR OTHER SECURITIES WHILE YOU ARE AWARE OF INSIDE INFORMATION ABOUT THAT COMPANY'S BUSINESS.

"Inside information" is defined as:

- Information that is material (i.e., a reasonable investor might consider it important in deciding whether to buy or sell a security).

- Information that is non-public (i.e., it has not been reported in the media and investors have not had access to it).

        Assume that information is "inside information" if it is non-public and it would affect in any way your own consideration of whether to buy or sell the security in question.

Who Should Be Particularly Aware Of The Policy?

-       All individuals.

- Individuals with early access to market-sensitive information (contract awards or acquisitions, for example).


--------------------------------------------------------------------------------

EQUAL EMPLOYMENT OPPORTUNITY

- EXTEND EQUAL TREATMENT TO ALL INDIVIDUALS WITHOUT REGARD TO RACE, COLOR, RELIGION, NATIONAL ORIGIN, SEX, AGE, DISABILITY, VETERAN STATUS OR OTHER CHARACTERISTICS PROTECTED BY LAW.

- MAINTAIN A WORK ENVIRONMENT FREE OF HARASSMENT OF ANY KIND, INCLUDING SEXUAL HARASSMENT. SEXUAL HARASSMENT IS PROHIBITED UNDER THIS POLICY.


Who Should Be Particularly Aware Of The Policy?

-       All individuals.

                             COMMITMENT TO INTEGRITY


PROPRIETARY AND CONFIDENTIAL INFORMATION

- DON'T PUBLISH OR DISCLOSE (EXCEPT AS YOUR GE ASSIGNMENT MAY REQUIRE) CONFIDENTIAL OR PROPRIETARY INFORMATION OR DATA OF GE, OR OF OTHERS WHICH GE IS OBLIGATED TO KEEP CONFIDENTIAL.

- INFORMATION, IDEAS, OR INVENTIONS MADE OR CONCEIVED WHILE ON A GE ASSIGNMENT ARE THE PROPERTY OF GE.

- AT THE END OF YOUR ASSIGNMENT, DELIVER PROMPTLY ALL ITEMS BELONGING TO GE, INCLUDING MATERIALS OF A PROPRIETARY OR CONFIDENTIAL NATURE.

- IF YOU ARE UNSURE OF WHAT IS CONSIDERED PROPRIETARY OR CONFIDENTIAL, ASK YOUR PRIMARY GE CONTACT FOR CLARIFICATION.


If you have an individual contract or consulting agreement with GE, you may have further obligations concerning proprietary or confidential information.

                             COMMITMENT TO INTEGRITY


HOW TO HANDLE AN INTEGRITY CONCERN

If you suspect that there has been a violation of law or of GE policy, report it promptly:

-       GET THE INFORMATION TO DEFINE YOUR CONCERN (WHO, WHAT, WHEN, WHERE).

- RAISE THE CONCERN WITH YOUR PRIMARY GE CONTACT, THE GE BUSINESS INTEGRITY HELPLINE (SEE LIST ON PAGE 12), OR THE GE CORPORATE OMBUDSPERSON AT 1-800-227-5003.

Note:

- You may report anonymously. The important thing is not to let a concern be swept under the rug.

- GE policy forbids retribution against any person for reporting or supplying information about an integrity or compliance concern.


--------------------------------------------------------------------------------

THE ACKNOWLEDGMENT
YOUR PERSONAL COMMITMENT TO INTEGRITY

-       YOUR SIGNATURE MEANS THAT YOU:

        -       received this document on GE policies;

        -       understand that compliance is every individual's responsibility;

        -       agree not to misuse proprietary or confidential information; and

        - agree to report concerns to the GE Business Integrity Helpline or the GE Corporate Ombudsperson, or ask questions if you would like further information regarding the policies.

                               INTEGRITY HELPLINES


GE Business Integrity Helplines

BUSINESS                                          TOLL-FREE NUMBER
GE CORPORATE                                        800 227-5003
GE AIRCRAFT ENGINES                                 800 443-3632
GE APPLIANCES                                       800 925-9559
GE CAPITAL                                          800 882-4322
GE INDUSTRIAL SYSTEMS - PLAINVILLE                  800 831-9236
GE INDUSTRIAL SYSTEMS - FT. WAYNE                   800 831-9508
GE INFORMATION SERVICES                             800 257-8832
GE LIGHTING                                         800 257-8929
GE MEDICAL SYSTEMS                                  800 438-8072
GE PLASTICS                                         800 643-1614
GE POWER SYSTEMS                                    800 443-1391
GE SUPPLY                                           800 952-8639
GE TRANSPORTATION SYSTEMS                           800 682-5845
NBC                                                 800 622-6221


If you need a direct dial number for a GE Business Integrity Helpline, contact the GE Ombudsperson's Office at 1-800-227-5003 or (203) 373-2343.

                                                   For discussion purposes only


                     ACKNOWLEDGMENT FOR GE SERVICE PROVIDERS


I hereby acknowledge that I have received the document entitled: "Commitment to Integrity; Your Responsibilities While On A GE Assignment." I understand that I am required to comply with the policies described herewith while on assignment at General Electric Company or any affiliate thereof (hereafter "GE").

Also, in consideration of my assignment at GE, I agree not to use, publish or otherwise disclose to anyone (except as my GE assignment may require), either during or after my assignment at GE, any confidential or proprietary information or data of GE, or any information or data of others which GE is obligated to maintain in confidence. I understand that any information, ideas, or inventions made or conceived by me while on my GE assignment are the property of GE.*

At the end of my assignment I agree to deliver to GE promptly all items which belong to GE, including, without limitation, all written and other materials which are of a confidential or a proprietary nature relating to the business of GE.

I understand that if I am unsure what information is considered proprietary or confidential, or if I am unsure of my obligations under this agreement, I will ask my primary GE contact for clarification.

I agree to report any policy concerns to the GE Business Integrity Helpline or to the GE Corporate Ombudsperson.

I confirm that I have no agreements with or obligations to others in conflict with the above.


----------------------------------       ------------------------------------
Signature                                Date

----------------------------------       ------------------------------------
Name                                     GE Assignment Location (City, State)

----------------------------------       ------------------------------------
Witness                                  Date

* If you have an individual contract I consulting agreement with the Company, you may have further obligations. Please refer to your individual Agreement for specific details.

Please remit to your agency or (if none) your primary GE contact.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT.


                          COMMON STOCK PURCHASE WARRANT

                                ARIS CORPORATION


THIS CERTIFIES that, for value received, General Electric Company ("GE"), or registered assigns ("Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and at or prior to 5:00 p.m., Pacific time, on April 20, 2003 (the "Expiration Time"), but not thereafter, to acquire from ARIS Corporation, a Washington corporation (the "Company"), 150,000 fully paid and nonassessable shares of common stock of the Company (subject to adjustment as provided in this paragraph and Sections 9 and 10 hereof ("Warrant Stock")), for a purchase price per share equal to $6.4375, (the "Exercise Price"). Such number of shares of Warrant Stock, type of security and the Exercise Price are subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment.

1. EXERCISE OF WARRANT. The purchase rights represented by this Warrant are exercisable by the registered Holder hereof, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the principal corporate offices of the Company indicated on the signature page of this Warrant (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company, or by cancellation of indebtedness of the Company to the Holder hereof if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased or as provided in
Section 2); whereupon the Holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased.

2. RIGHT TO CONVERT WARRANT. The registered Holder hereof shall have the right (but not the obligation) to require the Company to convert this Warrant, in whole or in part, at any time and from time to time at or prior to the Expiration Time, by the surrender of this Warrant and the Notice of Conversion form attached hereto duly executed to the office of the Company at the address referred to in Section 1 hereof (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company), into shares of Warrant Stock as provided in this Section 2. Upon exercise of this conversion right (and without payment by the Holder of the Exercise Price), the Holder hereof shall be entitled to receive that number of shares of Warrant Stock of the Company equal to the quotient obtained by dividing (A - B)(X) by (A), where:

                A  =    the Current Market Price (as defined in Section 10
                        below) of one share of Warrant Stock on the date of conversion of this Warrant;

                B  =    the Exercise Price for one share of Warrant Stock
                        under this Warrant; and

                X  =    the number of shares of Warrant Stock being
                        surrendered pursuant to the executed Notice of Conversion.

        If the above calculation results in a negative number, then no shares of Warrant Stock shall be issued or issuable upon conversion of this Warrant.

        Upon conversion of this Warrant in accordance with this Section 2, the registered Holder hereof shall be entitled to receive a certificate for the number of shares of Warrant Stock determined in accordance with the foregoing.

3. REGULATORY DELAY; ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP.

        (a) Notwithstanding the foregoing, if in connection with the exercise of the Warrant or acquisition of shares of Common Stock, any regulatory approval shall be required, including expiration of any applicable waiting period, then, if the Warrant is exercised prior to such approval, the Expiration Time shall be extended while any such regulatory approval or waiting period is pending and, upon such surrender of this Warrant, any payment of the Exercise Price shall be paid promptly following receipt of such approval.

        (b) Certificates for shares purchased hereunder or issuable upon conversion hereof shall be delivered to the Holder hereof by the Company's transfer agent at the Company's expense within seven days after the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. Each certificate so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of such Holder or, subject to applicable laws, other name as shall be requested by such Holder. If, upon exercise or conversion of this Warrant, fewer than all of the shares of Warrant Stock evidenced by this Warrant are purchased prior to the Expiration Time, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Warrant Stock not purchased upon exercise or conversion of this Warrant. The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise or conversion of this Warrant will, upon such exercise or conversion, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder of the Warrant Stock). The Company agrees that the shares so issued shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered for exercise or conversion in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. With respect to any fraction of a share called for upon the exercise or conversion of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Holder of this Warrant.

4. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Warrant Stock upon the exercise or conversion of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provide , however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise or conversion shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof.

5. NO RIGHTS AS SHAREHOLDER. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise or conversion hereof.

6. EXCHANGE AND REGISTRY OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer, exercise or conversion, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of General Electric Company or an affiliate who is the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof of a new Warrant of like tenor to such Holder; provide, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

8. SATURDAYS, SUNDAYS AND HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York or Washington, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or a legal holiday.

9. CONSOLIDATION, MERGER, OR SALE of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section 10 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 9 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

10. ANTI-DILUTION PROVISIONS.

        (a) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to Section 10(i), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to subsection 10(a)(iii) or 10(a)(iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

        (b) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (i) upon exercise of the Warrants, (ii) pursuant to the Company's Stock Option Plan or pursuant to any similar Common Stock related employee compensation plan of the Company approved by the Company's Board of Directors, (iii) issuances to effect an arms' length acquisition of a business from a nonaffiliate of the Company approved by the Company's Board of Directors or (iv) upon exercise or conversion of any security the issuance of which caused an adjustment under Section 10(c) or 10(d) hereof) without consideration or for a consideration per share less than the Current Market Price Per Common Share (as defined in Section 10(f)), the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Exercise Price immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Exercise Price immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the Holder shall object to any such determination, the Holder may retain an independent appraiser reasonably satisfactory to the Board of Directors to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

        (c) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into share of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to Section 10(b) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 10(b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 10), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

        (d) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in subsection 10(b)(i)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the pace at which: they may be exercised) is less than the Current Market Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to Section 10(b) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 10(b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 10), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this Section 10(d) to the extent that the Exercise Price shall have been adjusted pursuant to Section 10(c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

        (e) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, Section 10(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on. such record date, less the fair market value (determined as set forth in Section 10(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common j Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price. which would then be in effect if such record date had not been fixed.

        (f) For the purpose of any computation under Section 2, 9 or 10 hereof, on any determination date the Current Market Price Per Common Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date. "Daily Price" means
(A), the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); (B) if the shares of such class of Common Stock then are not listed and traded on the NASDAQ but are then and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price of the principal trading session of such exchange; (C) if the shares of such class of Common Stock then are not listed and traded on the NASDAQ or NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; or (D) if the shares of such class of Common Stock then are not traded on the markets referred to in clauses (A) - (C), the average of the highest reported bid and lowest reported asked price on such in the over-the-counter market as furnished by the NASDAQ or the National Quotation Bureau, Inc.. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors. If the Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company and reasonably acceptable to the Holder, the expense of which shall be divided equally between the Company and the. requesting Holder. For purposes of any computation under this Section 10, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

        (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this subsection 10(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

        (h) In the event that, at any time as a result of the provisions of this
Section 10, the holder of this Wan-ant upon subsequent exercise shall become entitled to receive any shares of capital stock of the, Company other than Common Stock, the number of such other shares so receivable upon exercise of this Wan-ant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

        (i) Upon each adjustment of the Exercise Price as a result of the calculations made in Section 10(a), (b), (e), (d) or (e) hereof, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

11. NOTICE OF ADJUSTMENTS. Whenever an adjustment to this Warrant is made pursuant to Section 9, or 10, the Company shall promptly deliver to each Holder a certificate executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of common stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 9) describing the number and kind of any other shares of stock or other securities or property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall keep at its office or agency referred to in Section 1 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

12. TRANSFERABILITY; COMPLIANCE WITH ACT

        (a) Prior to the Expiration Time and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable by the Holder hereof, in whole or in part. Any such transfer shall be made at the office or agency of the Company referred to in Section 1 hereof in person, by the Holder's duly authorized attorney, upon surrender or delivery by mail of this Warrant together with the Assignment Form attached hereto properly endorsed. Each transferee of all or a part of this Warrant in compliance with the terms hereof shall be deemed a Holder as such term is used herein.

        (b) Each certificate representing the Warrant Stock or other securities issued in respect of the Warrant Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event which have not been registered under the Securities Act of 1933, as amended (the "Act"), shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

        "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to the securities under such Act or unless sold pursuant to an exemption to the registration requirements of such Act."

13. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder hereof that:

        (a) during the period this Warrant is outstanding, the Company has and will continue to reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock issuable upon exercise or conversion of this Warrant;

        (b) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise or conversion of this Warrant;

        (c) the Company is a corporation duly organized under the laws of the State of Washington has all requisite corporate power and is qualified to conduct its business as now conducted and has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder and to carry out and perform its obligations under the terms of this Warrant;

        (d) all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Warrant Stock and the performance of the Company's obligations hereunder has been taken and the foregoing does not and will not conflict with the Company's Certificate of Incorporation or Bylaws or any material agreement to which the Company is a party;

        (e) the Warrant Stock when issued in compliance with the provisions of this Warrant, will be issued, fully paid and nonassessable, and free of all taxes, liens, or encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable federal and state securities laws;

        (f) the issuance of the Warrant Stock will not be subject to any preemptive rights, rights of first refusal or similar rights; and

        (g) the authorized and outstanding capital stock, options and other convertible securities of the Company and rights to acquire the foregoing are all as disclosed in the Company's filings with the Securities and Exchange Commission as of the date hereof.

14. COOPERATION. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment.

15. PIGGYBACK REGISTRATION.

        (a) If at any time or from time to time after the date hereof, the Company shall determine to register any of its securities for its own account or for the account of any other holder of Common Stock or other securities of the Company other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially similar information as would be required to be included in a registration statement covering the sale of Warrant Stock, the Company will:

                (i) give to each Holder written notice thereof as soon as practicable prior to filing the registration statement; and

                (ii) include in such registration and in any underwriting involved therein, all the Warrant Stock specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection (b) below.

        (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 15(a)(i). In such event. the right of any Holder to registration pursuant to Section 15 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's stock in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 15, if the managing underwriter reasonably determines (which reasonable determination shall be evidenced in writing to the Holder) that the total number of securities which the Company intends to include in such offering is so large as to adversely affect the success of such offering, including the price at which such securities can be sold, the managing underwriter may limit the number of shares of Warrant Stock to be included in the registration and underwriting to not less than twenty percent (20%) of the total number of securities to be included in the registration and underwriting. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 15, and, subject to the limitation in the preceding sentence, the number of shares of stock and other securities that may be included in the registration and underwriting shall be allocated among all holders in proportion, as nearly as practicable, to the respective amounts of stock, or other registrable securities, held by such holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any shares of Company stock excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        (c) In addition to the fees and expenses contemplated by subsection 15(d) hereof, all expenses incurred in connection with registrations pursuant to
Section 15 hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to stock or fees of a separate legal counsel of a Holder.

        (d) In the case of each registration effected by the Company pursuant to this Section 15, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, the effectiveness thereof and as to the completion thereof. At its expense the Company will:

                (i) keep such registration effective for a reasonable period as necessary to permit the Holder or Holders to complete the distribution described in the registration statement relating thereto;

                (ii) promptly prepare and file with the Securities and Exchange Commission (the "Commission") such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act, to keep such registration statement effective for that period of time specified in subsection 15(d)(i) above and comply with all applicable securities laws and regulations;

                (iii) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

                (iv) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Warrant Stock for sale in any jurisdiction, at the earliest practical moment;

                (v) register or qualify such stock for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in subsection 15(d)(i) above;

                (vi) cause all stock covered by such registrations to be listed on each securities exchange, including Nasdaq, on which similar securities issued by the Company are then listed or, if no such listing exists, use reasonable efforts to list all stock on one of the New YORK STOCK Exchange, the American Stock Exchange or NASDAQ;

                (vii) cause its accountants to issue to the underwriter, if any, or the Holders, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

                (viii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the stock being sold or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such stock (including, without limitation, effecting a stock split or a combination of shares);

                (ix) make available for inspection by any seller of stock, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller; underwriter, attorney, accountant or agent in connection with such registration statement;

                (x) notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                (xi) take such other actions as shall be reasonably requested by any Holder.

        (e) In the event of a registration of any of the stock under the Act, the Company will indemnify and hold harmless each Holder of such stock thereunder, each of its officers, directors and employees, each underwriter of such stock thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such stock were registered under the Act, any final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and employees, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon information furnished in writing to the Company by such Holder specifically for use therein.

        (f) Each Holder will, if stock held by or issuable to such Holder are included in the securities as to which such registration is being effected, (x) indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Act, and each other such holder, each of its officers, directors and partners and each person controlling such holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) will reimburse the Company, such holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in the case of both
(x) and (y) to the extent, but only to the extent, that (i) such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, in reliance upon and in conformity with information furnished to the Company in writing by such Holder specifically for use therein and (ii) such indemnification and reimbursement amounts under this
Section 15(f) do not exceed in the aggregate an amount equal to the net proceeds to the Holder of the sale of the stock.

        (g) Each party entitled to indemnification under this Section 15 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party and then only to the extent of such detriment,. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

        (h) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Warrant Stock included in the public offering.

        (i) Except as provided in Section 15(h), the indemnification provided by this Section 15 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

        (j) The Holder or Holders of stock included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to herein.

        (k) With a view to making available to Holders of Warrant Stock the benefits of certain rules and regulations of the Commission which may permit the sale of the Warrant Stock to the public without registration, the Company agrees to:

                (i) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A; and

                (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended.

        (l) The rights to cause the Company to register Warrant Stock of a Holder and the other rights under this Section 15 may be assigned by a Holder to a transferee or assignee who receives at least 50,000 shares of stock (or a portion of this Warrant with respect to such amount of Warrant Stock) (as adjusted pursuant to Section 9 or 10); provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

        (m) The rights of any particular Holder to cause the Company to register securities under this Section 15 shall terminate with respect to such Holder at such time as such Holder is able to dispose in the public securities markets of all of its Warrant Stock in one three-month period pursuant to the provisions of Rule 144. In addition, all rights of any particular Holder under this Agreement shall terminate at 5:00 P.M. Pacific time on the date three (3) years after the date this Warrant is fully exercised or converted.

16. NOTICES. All notices and communications to be given or made under this Warrant shall be in writing and delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, or air courier guaranteeing overnight delivery, addressed as follows, or to such other person or address as the party named below may designate by notice:

        (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of Company maintained for such purpose.

        (b) If to Company at the address as referred to in Section 1 hereof. Each such notice or other communication shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three business days after the same shall have been deposited in the United States mail.

17. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Washington.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.


Dated: April 20, 2000                        ARIS CORPORATION
                                             a Washington corporation,


                                             By /s/ PAUL Y. SONG,
                                                -------------------------------
                                                Paul Y. Song,
                                                Chief Executive Officer
                                                Aris Corporation
                                                2229 112th Avenue NE
                                                Bellevue, Washington 98004
                                                Facsimile: (425) 372-2750


ACCEPTED:

GENERAL ELECTRIC COMPA

By: /s/ MARK MASTRIANNI
   -------------------------------
Name:  Mark Mastrianni
     -----------------------------
Title: Mgr, Technology
       ---------------------------

                               NOTICE OF EXERCISE


To: ARIS CORPORATION

        (1) The undersigned hereby elects to purchase shares of common stock (or equivalent capital stock, however designated) of ARIS Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

        (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


        ---------------------------------
        (Name)

        ---------------------------------
        (Address)


        (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



------------------------------                   ------------------------------
         (Date)                                             (Signature)

                              NOTICE OF CONVERSION


To: ARIS CORPORATION


        (1) The undersigned hereby elects to convert the attached Warrant into such number of shares of ARTS Corporation as is determined pursuant to such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

        (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

        ---------------------------------
        (Name)

        ---------------------------------
        (Address)

        (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



------------------------------                   ------------------------------
         (Date)                                             (Signature)

                                 ASSIGNMENT FORM


     (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


        FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


--------------------------------------------------------------------------------
             (Please Print)


whose address is
                ----------------------------------------------------------------
               (Please Print)


                              Dated:
                                    --------------------------------------------

                              Holder's Signature:
                                                 -------------------------------

                              Holder's Address:
                                               ---------------------------------


Guaranteed Signature:
                     -----------------------------------------------------------


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.